Exhibit 99.01

Press Release

Available for Immediate Publication: October 24, 2016

First National Bank of Northern California Reports Third Quarter 2016 Earnings of $0.52 Per Diluted Share

Source: FNB Bancorp (CA) (OTCQB:FNBG)

South San Francisco, California

Website: www.fnbnorcal.com

Contacts:

Tom McGraw, Chief Executive Officer (650) 875-4864

Dave Curtis, Chief Financial Officer (650) 875-4862

FNB Bancorp (OTCQB: FNBG), parent company of First National Bank of Northern California (the “Bank”), today announced net earnings available to common stockholders for the third quarter of 2016 of $2,444,000 or $0.52 per diluted share, compared to net earnings available to common stockholders of $2,239,000 or $0.48 per diluted share for the third quarter of 2015.

The third quarter of 2016 operating results, when compared to the same period a year ago, were positively affected by the completion of the America California Bank (“ACB”) acquisition that occurred in September, 2015. The ACB acquisition provided an opportunity for the Company to increase our interest earning assets and interest bearing liabilities in a cost effective manner. During the third quarter of 2016, our net interest income was $10.3 million, a decrease of $133,000 from the second quarter of 2016. This decrease was caused by a drop in yield that was partially offset by an increase in average interest earning assets.

“During the third quarter of 2016, the Company was able to grow our total assets by $29 million. This growth included an increase in gross loans of $16 million and an increase in available for sale investment securities of $16 million. The Company also experienced a $16 million increase in our demand deposit balances. Overall, the deposit portfolio declined by $4 million, due primarily to declines in interest rate sensitive money market balances. The bank was able to continue to grow our interest earning assets by obtaining $30 million in additional Federal Home Loan Bank advances from existing credit facilities during the quarter. The current low rate environment has put stress on our net interest margin, but we have found solid opportunities to expand our interest earning assets. Our net interest margin declined during the third quarter of 2016 by 10 basis points, due primarily to higher yielding loan payoffs that were partially reinvested into new loans at lower yields. We remain “well capitalized” by regulatory definition and our earnings are sufficient to support our growth and pay out quarterly cash dividends. We take pride in our accomplishments, and we make every effort possible to listen to our customers and provide them with the products they want delivered with customer service levels that exceed their expectations”, stated CEO Tom McGraw.

“Our total non-accrual loan balances decreased by $1.3 million during the third quarter. The decrease in non-accrual loans was not related to any changes in systemic problems identified within any segments or loan types within our loan portfolio but was isolated to improved individual customer relationships that were adequately collateralized. We continue to utilize a conservative underwriting approach to loan origination and we endeavor to cultivate new and existing deposit and loan relationships. There was no third quarter provision for loan losses and our allowance for loan loss was considered sufficient to absorb potential losses within our loan portfolio as of September 30, 2016”, continued Tom McGraw.

CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
	(Unaudited) As of September 30,
	2016	2015
ASSETS
Cash and due from banks	$17,342	$40,282
Interest-bearing time deposits with financial institutions	204	1,246
Securities available for sale, at fair value	358,877	315,560
Other equity securities	7,206	6,748
Loans, net of deferred loan fees and allowance for loan losses	741,407	696,888
Bank premises, equipment and leasehold improvements, net	9,918	10,326
Bank owned life insurance	16,145	15,742
Accrued interest receivable	4,544	4,326
Other real estate owned	1,346	838
Goodwill	4,580	4,580
Prepaid expenses	670	877
Other assets	15,309	14,044
TOTAL ASSETS	$1,177,548	$1,111,457

LIABILITIES
Deposits:
Demand, noninterest bearing	$285,767	$262,206
Demand, interest bearing	110,147	84,682
Savings and money market	491,047	512,534
Time	116,496	129,943
Total Deposits	1,003,457	989,365
Federal Home Loan Bank advances	37,000	—
Note payable	4,500	5,100
Accrued expenses and other liabilities	18,847	13,302
Total Liabilities	1,063,804	1,007,767
STOCKHOLDERS’ EQUITY
Common stock, no par value:	76,065	67,852
Retained Earnings	33,123	33,046
Accumulated other comprehensive earnings, net of tax	4,556	2,792
Total Stockholders’ Equity	113,744	103,690
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,177,548	$1,111,457

CONSOLIDATED STATEMENTS OF EARNINGS	(Unaudited)		(Unaudited)
(Amounts in thousands, except per share amounts)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
INTEREST INCOME
Interest and fees on loans	$9,301	$8,309	$28,735	$23,874
Interest on dividends and securities	1,815	1,575	5,231	4,351
Interest on deposits with other financial institutions	1	9	3	36
Total interest income	11,117	9,893	33,969	28,261

INTEREST EXPENSE
Deposits	657	635	2,149	1,625
Federal Home Loan Bank advances	10	1	19	2
Interest on note payable	54	57	167	173
Total interest expense	721	693	2,335	1,800
NET INTEREST INCOME	10,396	9,200	31,634	26,461
Provision for loan losses	—	75	150	225
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	10,396	9,125	31,484	26,236
NONINTEREST INCOME
Service charges	623	618	1,862	1,854
Net gain on sale of available-for-sale securities	140	29	381	250
Earnings on bank owned life insurance	94	90	299	261
Other income	250	287	764	1,002
Total Noninterest Income	1,107	1,024	3,306	3,367
NONINTEREST EXPENSES
Salaries and employee benefits	4,821	4,100	14,635	12,513
Occupancy expense	645	592	1,893	1,906
Equipment expense	445	718	1,317	1,533
Professional fees	298	334	979	1,075
FDIC assessment	150	150	450	450
Telephone, postage, supplies	300	237	901	782
Advertising expense	104	112	404	381
Data processing expense	147	659	479	940
Low income housing expense	71	70	213	212
Surety insurance	88	122	262	298
Director fees	72	72	216	216
Other real estate owned expense (recovery), net	—	—	(10)	(6)
Other expenses	372	313	1,210	911
Total Noninterest Expense	7,513	7,479	22,949	21,211
EARNINGS BEFORE PROVISION FOR INCOME TAXES	3,990	2,670	11,841	8,392
Provision for income taxes	1,546	431	4,382	2,283
NET EARNINGS AVAILABLE TO COMMON STOCKHOLDERS	$2,444	$2,239	$7,459	$6,109

Per Share Data:
Basic earnings per share available to common stockholders	$0.53	$0.49	$1.63	$1.36
Diluted earnings per share available to common stockholders	$0.52	$0.48	$1.59	$1.32
Cash dividends declared	$738	$646	$2,152	$1,760
Average shares outstanding	4,582	4,524	4,568	4,508
Average diluted shares outstanding	4,687	4,643	4,686	4,635
Shares oustanding as of the end of period	4,616	4,532	4,616	4,532

FINANCIAL HIGHLIGHTS
(Dollars in thousands)
		(Unaudited)		(Unaudited)
		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2016	2015	2016	2015

AVERAGE BALANCES:
Total Assets		$1,159,129	$1,040,049	$1,153,889	$971,294
Total Loans		740,218	624,123	741,180	601,098
Total Earning Assets		1,092,060	933,292	1,081,448	884,986
Total Deposits		1,014,541	921,615	1,017,172	853,753
Total Stockholder’s Equity		112,448	100,801	109,211	99,556

SELECTED PERFORMANCE DATA
Annualized return on average assets		0.84%	0.86%	1.29%	1.26%
Annualized return on average equity		8.69%	8.88%	13.66%	12.27%
Net interest margin (taxable equivalent)		3.88%	4.00%	4.00%	4.09%
Average loans as a percent of average deposits		72.96%	67.72%	72.87%	70.41%
Average total stockholders’ equity as a % of average total assets		9.70%	9.69%	9.46%	10.25%
Annualized common dividend payout ratio		30.20%	28.85%	28.85%	28.81%

NON-PERFORMING ASSETS				(Extracted from
(Dollars In Thousands)				audited annual	(Unaudited)
	(Unaudited)	(Unaudited)	(Unaudited)	financial statements)	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
Non-accrual loans	$6,903	$8,182	$6,882	$7,915	$5,192
Other real estate owned	1,346	1,247	1,055	1,026	838
Total non-performing assets	8,249	9,429	7,937	8,941	6,030

Loan loss reserve	$10,092	$10,038	$9,943	$9,970	$9,940
Non-accrual loans/Gross loans	0.92%	1.11%	0.92%	1.08%	0.73%
Loan loss reserves/Gross loans	1.34%	1.36%	1.33%	1.36%	1.40%

CONSOLIDATED BALANCE SHEETS				(Extracted from
(Dollars in thousands)				audited annual	(Unaudited)
	(Unaudited)	(Unaudited)	(Unaudited)	financial statements)	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
ASSETS
Cash and due from banks	$17,342	$20,564	$37,737	$12,314	$40,282
Interest-bearing time deposits with financial institutions	204	205	205	205	1,246
Securities available for sale, at fair value	358,877	342,420	329,396	329,207	315,560
Other equity securities	7,206	7,206	6,756	6,748	6,748
Loans, net of deferred loan fees and allowance for loan losses	741,407	725,471	733,991	722,747	696,888
Bank premises, equipment and leasehold improvements, net	9,918	10,114	10,320	10,202	10,326
Bank owned life insurance	16,145	16,050	15,946	15,845	15,742
Accrued interest receivable	4,544	4,547	4,603	4,511	4,326
Other real estate owned	1,346	1,247	1,055	1,026	838
Goodwill	4,580	4,580	4,580	4,580	4,580
Prepaid expenses	670	783	945	997	877
Other assets	15,309	15,393	15,444	15,967	14,044
TOTAL ASSETS	$1,177,548	$1,148,580	$1,160,978	$1,124,349	$1,111,457

LIABILITIES
Deposits:
Demand, noninterest bearing	$285,767	$267,593	$265,947	$263,822	$262,206
Demand, interest bearing	110,147	112,591	113,337	102,304	84,682
Savings and money market	491,047	508,605	526,557	491,633	512,534
Time	116,496	118,700	124,410	125,430	129,943
Total Deposits	1,003,457	1,007,489	1,030,251	983,189	989,365
Federal Home Loan Bank advances	37,000	7,000	—	17,000	—
Note payable	4,500	4,650	4,800	4,950	5,100
Accrued expenses and other liabilities	18,847	17,026	17,230	15,048	13,302
Total Liabilities	1,063,804	1,036,165	1,052,281	1,020,187	1,007,767
STOCKHOLDERS’ EQUITY
Common stock, no par value:	76,065	75,944	75,240	74,805	67,852
Retained Earnings	33,123	31,424	29,666	27,816	33,046
Accumulated other comprehensive earnings, net of tax	4,556	5,047	3,791	1,541	2,792
Total Stockholders’ Equity	113,744	112,415	108,697	104,162	103,690
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,177,548	$1,148,580	$1,160,978	$1,124,349	$1,111,457

CONSOLIDATED STATEMENTS OF INCOME	(Unaudited)
(Amounts in thousands, except per share amounts)	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
INTEREST INCOME
Interest and fees on loans	$9,301	$9,563	$9,871	$9,361	$8,309
Interest on dividends and securities	1,815	1,731	1,685	1,657	1,575
Interest on deposits with other financial institutions	1	1	1	3	9
Total interest income	11,117	11,295	11,557	11,021	9,893

INTEREST EXPENSE
Deposits	657	709	783	734	635
Federal Home Loan Bank advances	10	1	8	7	1
Interest on note payable	54	56	57	56	57
Total interest expense	721	766	848	797	693
NET INTEREST INCOME	10,396	10,529	10,709	10,224	9,200
Provision (recovery) for loan losses	—	75	75	(530)	75
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	10,396	10,454	10,634	10,754	9,125
NONINTEREST INCOME
Service charges	623	618	621	647	618
Net gain on sale of available-for-sale securities	140	57	184	89	29
Earnings on bank owned life insurance	94	105	100	103	90
Other income	250	277	237	290	287
Total Noninterest Income	1,107	1,057	1,142	1,129	1,024
NONINTEREST EXPENSES
Salaries and employee benefits	4,821	4,876	4,938	6,010	4,100
Occupancy expense	645	617	631	611	592
Equipment expense	445	438	434	393	718
Professional fees	298	294	387	396	334
FDIC assessment	150	150	150	150	150
Telephone, postage, supplies	300	306	295	292	237
Advertising expense	104	183	117	119	112
Data processing expense	147	140	192	136	659
Low income housing expense	71	71	71	71	70
Surety insurance	88	87	87	83	122
Director fees	72	72	72	72	72
Other real estate owned expense (recovery), net	—	—	(10)	10	—
Other expenses	372	415	423	371	313
Total Noninterest Expense	7,513	7,649	7,787	8,714	7,479
EARNINGS BEFORE PROVISION FOR INCOME TAXES	3,990	3,862	3,989	3,169	2,670
Provision for income taxes	1,546	1,414	1,422	1,081	431
NET EARNINGS AVAILABLE TO COMMON STOCKHOLDERS	$2,444	$2,448	$2,567	$2,088	$2,239

	(Unaudited)
	Three Months Ended
(Amounts in thousands, except per share	September 30,	June 30,	March 31,	December 31,	September 30,
amounts and percentages)	2016	2016	2016	2015	2015

Per Share Data:
Basic earnings per share available to common stockholders	$0.53	$0.53	$0.56	$0.47	$0.49
Diluted earnings per share available to common stockholders	$0.52	$0.52	$0.55	$0.45	$0.48
Cash dividends declared	$738	$686	$683	$680	$646
Average shares outstanding	4,612	4,582	4,550	4,487	4,524
Average diluted shares outstanding	4,717	4,695	4,687	4,623	4,643
Shares outstanding as of end of period	4,616	4,607	4,566	4,542	4,316

SELECTED PERFORMANCE DATA
Annualized return on average assets	0.84%	0.85%	0.90%	0.91%	0.86%
Annualized return on average equity	8.69%	8.98%	9.67%	8.51%	8.88%
Net interest margin (taxable equivalent)	3.88%	3.96%	4.14%	4.17%	4.00%
Average loans as a percent of average deposits	72.96%	72.22%	73.43%	71.11%	67.72%
Average total stockholders’ equity as a % of average total assets	9.70%	9.43%	9.26%	10.68%	9.69%
Annualized common dividend payout ratio	30.20%	28.02%	26.61%	32.57%	28.85%

				(Extracted from
LOANS				audited annual	(Unaudited)
(Dollars in thousands)	(Unaudited)	(Unaudited)	(Unaudited)	financial statements)	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
Real Estate Loans:
Construction	$38,162	$29,251	$42,465	$44,816	$35,868
Commercial	404,841	398,290	411,999	399,993	394,090
Multi family	83,946	82,637	59,993	63,597	63,928
Residential	173,476	174,084	173,437	171,964	172,280
Commercial & industrial loans	50,967	51,366	55,694	52,033	39,843
Consumer loans	1,630	1,311	1,675	1,574	1,497
Gross Loans	753,022	736,939	745,263	733,977	707,506
Net deferred loan fees	(1,523)	(1,430)	(1,329)	(1,260)	(678)
Allowance for loan losses	(10,092)	(10,038)	(9,943)	(9,970)	(9,940)
NET LOANS	$741,407	$725,471	$733,991	$722,747	$696,888

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management’s assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by FNB Bancorp with the Securities and Exchange Commission, should be carefully considered when evaluating its business prospects. FNB Bancorp undertakes no obligation to update any forward-looking statements contained in this release.